EXHIBIT 99.1
PROPOSED DECEMBER 31, 2011 RESTATED FINANCIALS

Consolidated Balance Sheet (in thousands)	December 31,
	2011	CHANGE	2011 RESTATED
ASSETS:
Current Assets:
Cash and cash equivalents	$777		$777
Marketable securities, available for sale	137		137
Advances and accounts receivable	87		87
Farm product	43		43
Deposits and other current assets	20		20
Total Current Assets	1,064		1,064

Property, equipment and software, net	1,129		1,129

Other Assets
Debt issuance costs	663		663
Land (Note 2)	2,968		2,968
Water rights and infrastructure	28,786		28,786
Options on real estate and water shares	-		-
Dam and water infrastructure construction in progress	848		848
Discontinued operations - assets held for sale	-		-
Total Other Assets	33,265		33,265
TOTAL ASSETS	$35,458		$35,458

LIABILITIES & STOCKHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$631		$631
Current portion of notes payable	32		32
Accrued liabilities	495		495
Total Current Liabilities	1,158		1,158
Notes Payable - Long Term	13,508	(1,404)	12,104
Total Liabilities	14,666	(1,404)	13,262

Stockholders' Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 23,258,494 and 19,782,916 shares issued and outstanding at December 31, 2011 and 2010, respectively	23		23
Additional paid-in capital	38,357	1,490	39,847
Accumulated Comprehensive (Loss)	(51)		(51)
Accumulated (deficit)	(19,699)	(86)	(19,785)
Total Two Rivers Water Company Shareholders' Equity	18,630	1,404	20,034
Noncontrolling interest in subsidiary	2,162		2,162
Total Stockholders' Equity	20,792		22,196
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$35,458		$35,458

Consolidated Statement of Operations (in thousands)	For the year ended December 31,
	2011	CHANGE	2011 RESTATED
Revenue
Farm revenue	$-		$-
Water revenue	-		-
Member assessments	102		102
Other income	3		3
Total Revenue	105		105
Direct cost of revenue	97		97
Gross Margin (Loss)	8		8

Operating Expenses:
General and administrative	3,868		3,868
Stock based compensation	2,678		2,678
Depreciation	102		102
Total operating expenses	6,648		6,648
(Loss) from operations	(6,640)		(6,640)

Other income (expense)
Interest expense	(1,212)	(86)	(1,298)
Warrant expense	-		-
Gain (Loss) sale of assets	5		5
Gain bargain purchase	1,736		1,736
Gain (Loss) on extinguishment of notes payable	196		196
Other income (expense)	(14)		(14)
Total other income (expense)	711	(86)	625
Net (Loss) from continuing operations before taxes	(5,929)		(6,015)
Income tax (provision) benefit	-		-
Net (Loss) from continuing operations	(5,929)		(6,015)

Discontinued Operations
Loss from operations of discontinued real estate and mortgage business	(132)		(132)
Income tax (provision) benefit from discontinued operations	-		-
(Loss) on discontinued operations	(132)		(132)

Net (Loss)	(6,061)		(6,147)
Net loss (income) attributable to the noncontrolling interest	(51)		(51)
Net (Loss) attributable to Two Rivers Water Company	$(6,112)	$(86)	$(6,198)

(Loss) Per Share - Basic and Dilutive:
(Loss) from continuing operations	$(0.27)		$(0.27)
(Loss) from discontinued operations	-		-
Total	$(0.27)		$(0.27)
Weighted Average Shares Outstanding:
Basic and Dilutive	22,156		22,156

Consolidated Statement of Cash Flows (in thousands)
	For the year ended December 31,
	2011	CHANGE	2011 RESTATED
Cash Flows from Operating Activities:
Net (Loss)	$(6,061)	$(86)	$(6,147)
Adjustments to reconcile net income or (loss) to net cash (used in) operating activities:
Depreciation (including discontinued operations)	102		102
Amortization of debt issuance costs and pre-paids	370	86	456
Legendary Investment sale and write off	-		-
Increase in reserves and impairments (discontinued operations)	-		-
Loss from REOs sold (discontinued operations)	-		-
Loss on sale of investments and assets held (discontinued operations)	132		132
(Gain) on extinguishment of notes payables	(196)		(196)
(Gain) Bargain Purchase Value adjustment	(1,736)		(1,736)
Realized (Gain) of market securities	(18)		(18)
Beneficial conversion	-		-
Stock based compensation and warrant expense	2,678		2,678
Stock for services	938		938
Options for Services	107		107
Net change in operating assets and liabilities:
Decrease (increase) in advances & accounts receivable	(49)		(49)
(Increase) in farm product	(43)		(43)
(Increase) decrease in deposits, prepaid expenses and other assets	(4)		(4)
Increase in accounts payable	168		168
Increase (decrease) in accrued liabilities and other	400		400
Net Cash (Used in) Operating Activities	(3,212)	-	(3,212)

Cash Flows from Investing Activities:
Investments (increased)/decreased
Boston real estate and other residential real estate	-		-
Proceeds from REO properties and other assets sold	-		-
Marketable securities purchased	(331)		(331)
Marketable securities sold	162		162
Retirement of Stock	(76)	76	-
Proceeds from asset held for sale	-		-
Proceeds from fixed assets sold	-		-
Purchase of property, equipment and software	(947)		(947)
Purchase of real estate option	-		-
Purchase of land, water shares, infrastructure	(1,064)		(1,064)
Dam construction	(359)		(359)
Other assets	-		-
Net Cash (Used in) Investing Activities	(2,615)	76	(2,539)

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Cash Flows from Financing Activities:
Proceeds from issuance of convertible notes	7,332		7,332
Payment of offering costs	(664)		(664)
Payment on notes payable	(1,217)		(1,217)
Payment for settlement of note payable	(105)		(105)
(Decrease) in short term borrowings	-		-
Options and warrants exercised	613		613
Increase in long term borrowings	-		-
Retirement of common stock		(76)	(76)
Private placement - net of offering costs	-		-
Net Cash Provided by Financing Activities	5,959	(76)	5,883
Net Increase in Cash & Cash Equivalents	132		132

Beginning Cash & Cash Equivalents	645		645
Ending Cash & Cash Equivalents	$777	$-	$777

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$435		$435
Cash received from income tax refunds	$-		$-
Conversion of note receivable for loan on land	$-		$-
Common stock issued for land and water share purchase	$-		$-
Common stock issued in conjunction with extinguishment of notes payable	$1,499		$1,499
Acquisition of Orlando Reservoir for seller financed note payable	$187		$187
Stock issued for partial payment for the purchase of Orlando Reservoir No.2, LLC	$1,557		$1,557
Stock issued for non-controlling interest in HCIC	$-		$-
Equipment purchases financed	$146		$146
Fair value of warrants issued with Series B offering	$1,675		$1,675
Value of beneficial conversion with Series B Offering	$-	$1,490	$1,490
Stock & warrants for debt issuance costs	$369		$369

Consolidated Statement of Changes in Stockholders’ Equity
(In thousands)
				Other Comprehensive Income (Expense)
	Voting Common Stock		Additional Paid-in Capital			Non-
					Accumulated (Deficit)	Controlling	Stockholders'
	Shares	Amount				Interest	Equity
Balances, December 31, 2010	19,782	$20	$28,949	$-	$(13,587)	$2,111	$17,493

Net Income (Loss)	-	-	-	-	(6,112)	-	(6,112)
Stock-based compensation expense	2	-	2,678	-	-	-	2,678
Options Exercised	452	-	563	-	-	-	563
Warrants Exercised	50	-	50	-	-	-	50
Warrants issued	-	-	1,805	-	-	-	1,805
Options issued for services	-	-	107	-	-	-	107
RSUs issued	1,148	1	(1)	-	-	-	-
Stock issued in exchange for debt	1,372	2	3,330	-	-	-	3,332
Gain(Loss) attributable to noncontrolling entity	-	-	-	-	-	51	51
Stock issued for services	490	-	938	-	-	-	938
Unrealized gain (loss) on securities available for sale	-	-	-	(51)	-	-	(51)
Retirement of Stock - open market purchases	(37)	-	(62)	-	-	-	(62)
Adjustments from restatement	-	-	1,490	-	(86)	-	1,404
Balances, December 31, 2011	23,259	$23	$39,847	$(51)	$(19,785)	$2,162	$22,196